Exhibit 32.1

‘mktg, inc.’
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ‘mktg, inc.’ (the “Company”) on Form 10-K for the year ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles W. Horsey, Chairman, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
June 24, 2013	/s/ Charles W. Horsey
Charles W. Horsey
Chairman, Chief Executive Officer and President
53